EXHIBIT 3

Auditor’s Consent

The Board of Directors
ATI Technologies Inc.

We consent to the use of our report dated September 29, 2003, included in this annual report on Form 40-F.

//KPMG LLP//
Toronto, Canada
September 29, 2003